EXHIBIT 10.9

                            AMENDMENT NUMBER TWO TO
                          LOAN AND SECURITY AGREEMENT


     This AMENDMENT NUMBER TWO TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of April 20, 1994, by and between Foothill Capital Corporation, a California corporation ("Foothill"), on the one hand, and Robertson-Ceco Corporation, a Delaware corporation ("Borrower"), with reference to the following facts:

     A. Foothill and Borrower heretofore have entered into that certain Loan and Security Agreement, dated as of April 12, 1993 (the "Original Agreement"), as amended by that certain Amendment Number One To Loan And Security Agreement, dated as of April 30, 1993 (the Original Agreement, as so amended and as heretofore modified or supplemented from time to time, hereinafter is referred to as the "Agreement");

     B. Borrower has requested Foothill to amend further the Agreement to, among other things, increase the Maximum Amount and adjust the Borrowing Base, as set forth in this Amendment;

     C. Foothill is willing to so amend the Agreement in accordance with the terms and conditions hereof; and

     D. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Agreement, as amended hereby.


          NOW, THEREFORE, in consideration of the above recitals and the mutual premises contained herein, Foothill and Borrower hereby agree as follows:

          1.   Amendments to the Agreement.

               a. The definition of "Accounts" in Section 1.1 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

               "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower or Canada Sub arising out of the sale or lease of goods or the rendition of services by Borrower or Canada Sub, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

               b. The definition of "Base Amount" in Section 1.1 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

               "Base Amount" means an amount equal, as of the Second Amendment Closing Date, to Eight Million Nine Hundred Ninety-Nine Thousand Nine Hundred Ninety-Eight Dollars ($8,999,998), such amount to be reduced on the first day of each calendar month, commencing on the first day of the sixth (6th) calendar month commencing after the Second Amendment Closing Date, by One Hundred Sixty-Six Thousand Six Hundred Sixty-Seven Dollars ($166,667) per month, until such amount equals zero; provided, however, that all net proceeds from the sale of Real Property permitted to be sold under Section 7.4 shall be used to reduce permanently the Base Amount.

               c. The definition of "Borrowing Base" in Section 1.1 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

               "Borrowing Base" means, as of the date any determination thereof is to be made: (i) the sum of (a) the amount of the Eligible Accounts Availability Component, plus (b) the amount of the Eligible Inventory Availability Component, plus (c) the Base Amount, plus (d) the amount of the Cash Collateral Amount; minus (ii) the Term Loan Amount. For purposes of this definition, any amount that is denominated in a currency other than Dollars (including Canadian dollars) shall be valued in Dollars based on the applicable Exchange Rate for such currency as of the date of determination.

               d. The definition of "Collateral" in Section 1.1 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

               "Collateral" means each of the following: the Accounts of Borrower; Borrower's Books; the Equipment; the General Intangibles (including the Deposit Account); the Inventory of Borrower; the Negotiable Collateral; any money, or other assets of Borrower which hereafter come into the possession, custody, or control of Foothill (including the Cash Collateral Amount); and the proceeds and products, whether tangible or intangible, of any of the foregoing including proceeds of insurance covering any or all of the Collateral, and any and all Accounts of Borrower, Equipment, General Intangibles, Inventory of Borrower, Negotiable Collateral, money, deposit accounts, or other tangible or intangible, real or personal, property resulting from the sale, exchange, collection, or other disposition of the Collateral, or any portion thereof or interest therein, and the proceeds thereof.

               e. The definition of "Eligible Accounts" in Section 1.1 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

               "Eligible Accounts" means Eligible Domestic Accounts and Eligible Canadian Accounts.

               f. The definition of "Eligible Accounts Availability Component" in Section 1.1 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

               "Eligible Accounts Availability Component" means, as of the date any determination thereof is made, an amount equal to the lesser of: (i) the sum of (A) eighty percent (80%) of the amount of Eligible Accounts of Borrower, and (B) the lesser of (1) eighty percent (80%) of the Eligible Accounts of Canada Sub, and (2) $5,000,000; and (ii) an amount equal to Borrower's and Canada Sub's cash collections for the immediately preceding forty-five (45) calendar day period.

               g. The definition of "Eligible Inventory" in Section 1.1 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

               "Eligible Inventory" means Inventory consisting of first quality finished goods held for sale in the ordinary course of Borrower's and Canada Sub's respective businesses and raw materials for such finished goods (and, in Foothill's reasonable discretion, certain work-in-process), that are located at Borrower's and Canada Sub's premises identified on Schedule E-1, are acceptable to Foothill in all respects, and strictly comply with all of Borrower's representations and warranties to Foothill. Eligible Inventory shall not include such Inventory of Canada Sub in excess of $3,000,000, slow moving or obsolete items, restrictive or custom items, work-in-process (other than work-in-process approved by Foothill), components which are not part of finished goods, spare parts, packaging and shipping materials, supplies used or consumed in Borrower's and Canada Sub's respective businesses, Inventory at the premises of third parties or subject to a security interest or lien in favor of any third Person (other than Wells Fargo), bill and hold goods, Inventory that is not subject to Foothill's first priority perfected security interest, returned or defective goods, "seconds," and Inventory acquired on consignment. Without limiting the generality of the foregoing sentence, Eligible Inventory shall not include Inventory of the Cupples Division or the Concrete Division, except such Inventory as may be acceptable to Foothill in its exclusive judgment. Eligible Inventory shall be valued at the lower of Borrower's or Canada Sub's, as the case may be, cost or market value.

               h. The definition of "Eligible Inventory Availability Component" in Section 1.1 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

               "Eligible Inventory Availability Component" means, as of the date any determination thereof is made, an amount equal to the lesser of: (i) 50% of the amount of credit availability created by the Eligible Accounts Availability Component (it being understood that in calculating this clause, all Obligations shall be deemed to have been advanced or issued against Eligible Accounts to the maximum extent of availability against such Collateral or Canada Collateral), and (ii) the lesser of
     (A) 50% of the Eligible Inventory, and (B) $15,000,000.

               i. The definition of "Inventory" in Section 1.1 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

               "Inventory" means all present and future inventory in which Borrower or Canada Sub has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's and Canada Sub's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

               j. The definition of "Lock Box Agreements" in Section 1.1 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

               "Lock Box Agreements" means, collectively, those certain Tri-Party Agreements, in form and substance satisfactory to Foothill, dated as of the Closing Date, each of which is among Borrower, Foothill, and one of the Collection Agents, and those certain other Tri-Party Agreements, in form and substance satisfactory to Foothill, dated as of the Second Amendment Closing Date, each of which is among Canada Sub, Foothill, and one of the Collection Agents.

               k. The definition of "Permitted Protest" in Section 1.1 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

               "Permitted Protest" means the right of Borrower or Canada
     Sub to protest any tax or other charge, other than any such charge which constitutes a portion of the Obligations, provided (i) at the option of Foothill, either (a) the repayment of the obligation that gave rise to such tax or other charge is secured in a manner reasonably satisfactory to Foothill within 30 days after such obligations become due and owing, or (b) a reserve with respect to such obligation is established on the books of Borrower or Canada Sub, as the case may be, in an amount which is satisfactory to Foothill, (ii) any such protest is instituted and diligently prosecuted by Borrower or Canada Sub, as the case may be, in good faith, and (iii) Foothill is reasonably satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the liens or security interests of Foothill in and to the property or assets of Borrower or Canada Sub, as the case may be.

               l.   The definition of "Subsidiary Guarantees" in Section
1.1 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

               "Subsidiary Guarantees" means one or more Guarantees, in form and substance satisfactory to Foothill, dated as of the Closing Date (or, with respect to Canada Sub, dated as of the Second Amendment Closing Date), between Foothill and each of the following subsidiaries of Borrower: Meyerland Co., Ceco San Antonio Co., M C Durham Co., and Canada Sub, pursuant to which such subsidiaries guaranty the Obligations of Borrower.

               m. Section 1.1 of the Agreement hereby is amended by adding the following new defined terms in alphabetical order:

               "ACSTAR Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of November 18, 1993, between Foothill and ACSTAR Insurance Company.

               "Canada Collateral" means, collectively, the "Collateral" as defined in each of the Canada Sub Security Agreements.

               "Canada Sub" means H.H. Robertson, Inc., an Ontario corporation and wholly owned subsidiary of Borrower.

               "Canada Sub Guarantee" means the Subsidiary Guarantee executed by Canada Sub concurrently herewith and in the form of Exhibit C-1.

               "Canada Sub Security Agreements" means, collectively, those certain Security Agreements and those certain Assignments of Book Debts, each dated as of the date hereof, between Canada Sub and Foothill, in the respective forms of Exhibit C-2.

               "Dollars" or "$" means and refers to United States of America dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

               "Eligible Canadian Accounts" means those Accounts that do not qualify as Eligible Domestic Accounts solely because (a) they are created by Canada Sub instead of by Borrower, and (b) (i) the Account Debtor is a resident of Canada instead of the United States of America, or (ii) the payments thereunder are payable in Canadian dollars instead of Dollars.

               "Eligible Domestic Accounts" means those Accounts created by Borrower in the ordinary course of business that arise out of Borrower's sale of goods or rendition of services, that strictly comply with all of Borrower's representations and warranties to Foothill, and that are and at all times shall continue to be acceptable to Foothill in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. Eligible Domestic Accounts shall not include the following:

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                    (a)  Accounts which the Account Debtor has failed to
     pay within ninety (90) days, or more, of invoice date;

                    (b)  Accounts with selling terms of more than thirty
     (30) days;

                    (c)  Accounts with respect to which the Account
     Debtor is an officer, employee, agent, or a subsidiary of, related to, or an Affiliate of Borrower;

                    (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

                    (e)  Accounts with respect to which the Account
     Debtor is not a resident of the United States, and that are not supported by one or more letters of credit that are assignable by their terms and have been delivered to Foothill in an amount and of a tenor, and issued by a financial institution, acceptable to Foothill;

                    (f)  Accounts with respect to which the Account
     Debtor is the United States or any department, agency, or instrumentality of the United States, any state of the United States, or any city, town, municipality, or division thereof (other than Accounts with respect to which Borrower shall have complied, to the satisfaction of Foothill, with the Assignment of Claims Act, 31 U.S.C. Section 3727);

                    (g) Accounts with respect to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower;

                    (h) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed ten percent (10%) of all Eligible Accounts owing to Borrower, to the extent of the obligations of such Account Debtor in excess of such percentage that are not fully supported by one or more letters of credit that are assignable by their terms and have been delivered to Foothill in an amount and of a tenor, and issued by a financial institution, acceptable to Foothill;

                    (i)  Accounts with respect to which the Account
     Debtor disputes liability or makes any claim with respect thereto, or is subject to any Insolvency Proceeding, or become insolvent, or goes out of business;

                    (j) Accounts the collection of which Foothill, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

                    (k) Accounts owed by an Account Debtor that has failed to pay fifty percent (50%) or more of its Accounts then owed to Borrower within ninety (90) days of the date of the applicable invoices;

                    (l) Accounts that are payable in other than United States Dollars except to the extent that (i) the obligations of such Account Debtor are fully supported by one or more letters of credit that are assignable by their terms and have been delivered to Foothill in an amount and of a tenor, and issued by a financial institution acceptable to Foothill, and (ii) to the extent any such letter of credit is denominated in other than United States Dollars, Borrower has entered into a foreign currency swap or similar instrument acceptable to Foothill with respect to the amount of such letter of credit, which instrument shall have been assigned (in form and substance satisfactory to Foothill) to Foothill;

                    (m) Except as may be acceptable to Foothill in its exclusive judgment, Accounts which represent progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services;

                    (n) Accounts with respect to which a surety or other bond has been issued, including bonded contracts to which the Reliance Intercreditor Agreement or the ACSTAR Intercreditor Agreement is applicable; and

                    (o) Except as may be acceptable to Foothill in its exclusive judgment, Accounts that arise out of the sale of goods or the rendition of services by the Cupples Division.

               "Exchange Rate" means and refers to the nominal rate of exchange available to Foothill in a chosen foreign exchange market for the purchase by Foothill at 12:00 noon, local time, one Business Day prior to any date of determination, expressed as the number of units of such currency per one (1) Dollar. With respect to Canadian dollars, the Exchange Rate therefor as of any date of determination shall be the "Late NY" rate for Canadian dollars per Dollar that is published in the Wall Street Journal on the Monday immediately prior to such date of determination (or, if the date of determination is on Monday, that Monday).

               "Overline" means an amount equal to Ten Million Dollars ($10,000,000), such amount to be reduced, in the event the Overline Extension is exercised, to Five Million Dollars ($5,000,000) from and after November 30, 1994, and to equal zero from and after the end of the Overline Period.

               "Overline Extension" means the option of the Borrower to extend the Overline Period, one time only, to end on December 31, 1994 upon Foothill's receipt of written notice of Borrower's exercise of such option, together with payment of the Overline Extension Fee, no later than five (5) days prior to the date of expiration of the Overline Period. The Overline Extension Fee shall be fully-earned and non-refundable on the date of such exercise.

               "Overline Extension Fee" means a fee in an amount equal to Three Hundred Seventy Five Thousand Dollars ($375,000) to be paid to Foothill in connection and concurrently with Borrower's exercise of the Overline Extension.

               "Overline Period" means the period commencing on April 1, 1994 and ending on June 30, 1994. The Overline Period may be extended pursuant to Borrower's exercise of the Overline Extension.

               "Second Amendment" means that certain Amendment Number Two to Loan and Security Agreement, dated as of April ___, 1994, between Foothill and Borrower, whereby Foothill and Borrower further amend the Agreement to provide for, among other things, an increase in the Maximum Amount by the Overline.

               "Second Amendment Closing Date" means April ___, 1994.

               n. Section 2.1 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

          2.1 Revolving Advances. Subject to the terms and conditions of this Agreement, and so long as no Event of Default has occurred and is continuing, Foothill agrees to make revolving advances to Borrower in an amount not to exceed the Borrowing Base less the undrawn or unreimbursed amount of L/Cs and L/C Guarantees outstanding hereunder. Anything to the contrary in the definition of Borrowing Base, the definition of Eligible Accounts Availability Component or the definition of Eligible Inventory Availability Component notwithstanding, Foothill may reduce its advance rates based upon Eligible Accounts and Eligible Inventory without declaring an Event of Default if it determines, in its reasonable discretion, that there is a material impairment of the prospect of repayment of all or any portion of the Obligations or a material impairment of the value or priority of Foothill's security interests in the Collateral or the Canada Collateral.

               Foothill shall have no obligation to make advances hereunder to the extent they would cause the outstanding Obligations to exceed the lesser of: (i) the Maximum Amount (as defined below), or (ii) the Maximum Foothill Amount plus the Syndicated Amount. As used herein, "Maximum Amount" means an amount equal to Thirty Five Million Dollars ($35,000,000); provided, however, that the Maximum Amount shall be increased by an amount equal to the Overline during the Overline Period.

               Foothill is authorized to make advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Officer of Borrower or, without instructions, if in Foothill's discretion such advances are necessary to meet Obligations. Borrower agrees to establish and maintain a single designated deposit account for the purpose of receiving the proceeds of the advances requested by Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrower, any advance requested by Borrower and made by Foothill hereunder shall be made to such designated deposit account. Amounts borrowed pursuant to this Section
     2.1 may be repaid and, so long as no Event of Default has occurred and is continuing, reborrowed at any time during the term of this Agreement.

               o. Section 4.3 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

          4.3 Collection of Accounts, General Intangibles, Negotiable Collateral. On or before the Closing Date, Foothill, Borrower, and the Collection Agents shall enter, and on or before the Second Amendment Closing Date, Foothill, Canada Sub, and the Collection Agents shall enter, into the Lock Box Agreements, in form and substance satisfactory to Foothill in its sole discretion, pursuant to which all of Borrower's and Canada Sub's cash receipts, checks, and other items of payment will be forwarded to Foothill on a daily basis. At any time that an Event of Default has occurred and is continuing or Foothill has a good faith belief that an Event of Default has occurred and is continuing, Foothill or Foothill's designee may: (a) notify customers or Account Debtors of Borrower and Canada Sub that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill is the beneficiary of a security interest therein; and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to Borrower's loan account. Borrower agrees that it will hold in trust for Foothill, as Foothill's trustee, any cash receipts, checks, and other items of payment that it receives on account of the Accounts, General Intangibles, or Negotiable Collateral and immediately will deliver said cash receipts, checks, and other items of payment to Foothill in their original form as received by Borrower.

               p. Section 4.4 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

          4.4 Delivery of Additional Documentation Required. Borrower shall execute and deliver, and shall cause Canada Sub to execute and deliver, to Foothill, at any time and from time to time at the request of Foothill, all financing statements, continuation financing statements, fixture filings, security agreements, deeds of trust, mortgages, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill may reasonably request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral and the Canada Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

               q. The lead-in sentence of Section 6 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

               Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the Obligations, and unless Foothill shall otherwise consent in writing, Borrower shall do, and shall cause Canada Sub to do, all of the following:

               r. The lead-in sentence of Section 7 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

               Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the Obligations, Borrower will not do, and will not cause, suffer, or permit Canada Sub to do, any of the following without Foothill's prior written consent:

               s.   All references in Sections 4.5, 4.6, 5.1, 5.2, 5.3,
5.4, 5.5, 5.8, 5.9, 5.11 (other than in the first sentence thereof), 6.1, 6.2, 6.3, 6.6, 6.7, 6.15, 6.11, 7.4 (other than in the provisos therein), 7.5, 7.6,
7.7 (other than in the proviso therein), 7.13, 7.15, 8.2, 8.3, 8.4, 8.5, 8.9,
8.10, 8.11, 8.12, 9.1(c), (d), (e), (f), (i), (j), (k), and (m), and 11.2 of
the Agreement to (i) Borrower, or (ii) the Collateral, shall be deemed references, respectively, to (i) Borrower or Canada Sub, as the case may be, or (ii) the Collateral or the Canada Collateral, as the case may be.

               t. Section 5.6 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

          5.6 Location of Chief Executive Office. The chief executive office of Borrower is located at the address indicated in the first paragraph of this Agreement. The chief executive office of Canada Sub is located at 411 Parkdale Avenue North, Hamilton, Ontario, Canada L8H 5Y4. Borrower covenants and agrees that, without thirty (30) days prior written notification to Foothill, Borrower shall not relocate, nor cause, suffer, or permit Canada Sub to relocate, their respective chief executive offices.

               u. Section 6.16 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

          6.16 Deposit Account. On or before the Closing Date, Borrower shall open and thereafter maintain a deposit account with a bank headquartered and located in the State of California that is reasonably satisfactory to Foothill, and on or before the Second Amendment Closing Date, Canada Sub shall open and thereafter maintain two deposit accounts with banks that are reasonably satisfactory to Foothill (such deposit accounts of Borrower and Canada Sub are referred to herein, individually and collectively, as the "Deposit Account"). Borrower and Canada Sub shall adopt and maintain a cash concentration system pursuant to which all of Borrower's and Canada Sub's respective cash and other items of payment (other than as received in the Lock Boxes) shall be transferred to, and maintained in, the Deposit Account. Borrower and Canada Sub shall use the amounts in their respective Deposit Accounts solely: (a) to reduce the amount of the Obligations; (b) to pay obligations owed to third Persons; or (c) for Permitted Investments; or (d) with respect to Canada Sub and Canada Sub's Deposit Accounts only, for its other lawful and permitted corporate purposes. So long as no Event of Default shall have occurred and be continuing and no Obligations (other than those evidenced by the Term Loan Note, so long as they are not then due) are then due and payable, all amounts received in the Lock Boxes (and transferred to a concentration account of Foothill) from time to time shall automatically be transferred to the Deposit Account; provided, however, that if the outstanding amount of advances under Section 2.1 and the L/C Amount exceed the amount of the Borrowing Base, Foothill shall be authorized to transfer any and all amounts received in the Lock Boxes to the Cash Collateral Account until the amount of such advances and the L/C Amount are equal to or less than the amount of the Borrowing Base. Upon the occurrence and during the continuance of an Event of Default, the amounts in the Deposit Account (or Foothill's concentration account) shall be held by Foothill as cash collateral in accordance with
     Section 9.1.

               v. Section 5.7 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

          5.7 Due Organization and Qualification. Each of Borrower and Canada Sub is and shall at all times hereafter be duly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state or jurisdiction in which the conduct of its business or its ownership of property requires that it be so qualified.

               w. Section 5.13 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

          5.13 Environmental Condition. Except as set forth on Schedule 5.13, none of Borrower's or Canada Sub's properties or assets has ever been used by Borrower or Canada Sub, as the case may be, or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance. Except as set forth on Schedule 5.13, none of Borrower's or Canada Sub's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute. No lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower or Canada Sub. Neither Borrower nor Canada Sub has received a summons, citation, notice, or directive from the Environmental Protection Agency (or Canadian equivalent thereof) or any other federal, state, or provincial governmental agency concerning any action or omission by Borrower or Canada Sub, as the case may be, resulting in the releasing or disposing of hazardous waste or hazardous substances into the environment.

               x. Section 6.5 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

          6.5 Tax Returns. Borrower agrees to deliver, and cause Canada Sub to deliver, to Foothill copies of each of Borrower's and Canada Sub's future federal income tax returns, and any amendments thereto, within thirty (30) days of the filing thereof with the Internal Revenue Service (or the Canadian equivalent thereof).

               y. Section 6.10 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

          6.10 Taxes. All assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower, Canada Sub, or any of their respective properties have been paid, and shall hereafter be paid in full, before delinquency or before the expiration of any extension period. Borrower and Canada Sub shall make due and timely payment or deposit of all federal, state or provincial (as the case may be), and local taxes, assessments, or contributions required of Borrower and Canada Sub by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower and Canada Sub will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A. (or the Canadian equivalent thereof), F.U.T.A. (or the Canadian equivalent thereof), state disability (or the Canadian equivalent thereof), and local, state or provincial (as the case may be), and federal income taxes, and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that Borrower and Canada Sub have made such payments or deposits. The foregoing to the contrary notwithstanding, Borrower and Canada Sub shall not be required to pay or discharge any such assessment or tax so long as the validity thereof shall be the subject of a Permitted Protest.

               z. Section 7.14 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

          7.14 Investments. Directly or indirectly make or acquire any beneficial interest in (including stock, partnership interest, or other securities of), or make any loan, advance, or capital contribution to, any Person (other than Canada Sub); provided, however, that Borrower may make or acquire additional beneficial interests in, or capital contributions to, or make loans to, any of its foreign subsidiaries so long as the aggregate amount expended on such beneficial interests and capital contributions and outstanding on such loans after the date hereof shall not exceed Two Million Dollars ($2,000,000), plus the amount received by Borrower in payment of the intercompany account payable with respect to the project known as Puerto de Europa owing from its Spanish subsidiary (net of all United States taxes payable in connection with the receipt by Borrower of such payment and net of any past due intercompany account payable owing to Borrower from such subsidiary and net of any intercompany account payable owing from Borrower to such subsidiary), plus the aggregate amount of cash dividends and repayments of intercompany accounts payable (net of all United States taxes payable in connection with the receipt by Borrower of any such payments and net of any past due intercompany account payable owing to Borrower from such subsidiary and net of any intercompany account payable owing from Borrower to such subsidiary) received by Borrower after the date hereof from its foreign subsidiaries. Borrower shall not release, forgive, or write-off (i) any Account owing from any of its foreign subsidiaries (other than Canada
     Sub) arising from the sale of goods or the rendition of services or (ii) any Account whatsoever owing from any of its foreign subsidiaries (other than Canada Sub) arising after the Closing Date. If there exists a past due Account owing from a subsidiary to Borrower, Borrower agrees that it will require such subsidiary to pay the amount of such past due Account prior to the declaration and payment by such subsidiary of a dividend to Borrower.

               aa. A new Section 8.14 is hereby added to the Agreement as follows:

          8.14 If Canada Sub fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in the Canada Sub Guarantee or the Canada Sub Security Agreements; or

               bb. A new Section 8.15 is hereby added to the Agreement as follows:

          8.15 If the obligation of Canada Sub under any Loan Document is limited or terminated by operation of law or by Canada Sub, or Canada Sub becomes the subject of an Insolvency Proceeding (or the Canadian equivalent thereof).

          2. Representations and Warranties. Borrower hereby represents and warrants to Foothill that (a) the execution, delivery, and performance of this Amendment and of the Agreement, as amended by this Amendment, are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, and (b) this Amendment and the Agreement, as amended by this Amendment, constitute Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms.

          3. Conditions Precedent to Amendment. The satisfaction of each of the following on or before, unless otherwise specified below, the Second Amendment Closing Date shall constitute conditions precedent to the effectiveness of this Amendment:

               a. Foothill shall have received the following, each duly executed and delivered by an authorized official of each party (other than Foothill) thereto:

                    (1) the reaffirmation and consent of each of Meyerland Co., Ceco-San Antonio Co., and M C Durham Co. attached hereto as Exhibit A;

                    (2)  the Canada Sub Guaranty;

                    (3)  the Canada Sub Security Agreements; and

                    (4) amendments to such Loan Documents as Foothill may require, in each case, in form and substance satisfactory to Foothill;

               b. Foothill shall have received all consents of creditors, if any, required under its intercreditor agreements in respect of Borrower, in each case, in form and substance satisfactory to Foothill;

               c. Foothill shall have conducted appraisals or field surveys of the Canada Collateral and the locations where the Canada Collateral is located, and the results thereof shall be satisfactory to Foothill in its sole discretion;

               d. Foothill shall have received opinions of Borrower's and Canada Sub's counsel, each in form and substance satisfactory to Foothill in its sole discretion;

               e. The representations and warranties in this Amendment, the Agreement as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

               f. No Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

               g. No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates;

               h. The Collateral shall not have declined materially in value from the values set forth in the most recent appraisals or field examinations previously done by Foothill; and

               i. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

          4. Conditions Subsequent to Amendment. The following shall be conditions subsequent to the Amendment and the failure to satisfy each of the following shall constitute an Event of Default:

               a. Foothill shall receive, within sixty (60) days after the Second Amendment Closing Date, (i) from a title company reasonably satisfactory to Foothill, such endorsements to title policies as Foothill may require, including endorsements to afford Foothill protection for any loss of priority of its liens on the Real Property resulting from any increase in the Maximum Amount; and (ii) from Borrower or the other mortgagors of the Mortgages, such amendments to the Mortgages as Foothill may require, each duly executed and delivered and in form and substance satisfactory to Foothill;

               b. Borrower shall pay to Foothill, on demand, and Borrower hereby agrees that Foothill may charge Borrower's loan account for payment of, a one-time fee in respect of the Overline in the amount of $250,000 (the "Overline Fee"), which shall be fully-earned as of April 1, 1994 and non-refundable when paid; provided, however, that Foothill agrees not to demand or charge to Borrower's loan account the Overline Fee so long as, in Foothill's sole discretion, LaSalle National Bank is proceeding satisfactorily and in good faith toward agreeing to participate, in an amount not less than Ten Million Dollars ($10,000,000), in the credit facility provided under the Agreement; provided, further, that in the event LaSalle National Bank and Foothill reach agreement on such participation and the Agreement is further amended by an Amendment Number Three to Loan and Security Agreement, pursuant to which Borrower shall pay a "Third Amendment Closing Fee" of not less than Two Hundred Seventy-Five Thousand Dollars ($275,000), Foothill may then charge the Overline Fee to Borrower's loan account as a credit against such Third Amendment Closing Fee. Such Third Amendment Closing Fee shall be comprised of a $100,000 component representing the initial participation fee that would become owing to LaSalle National Bank and a $175,000 component consisting of Foothill's pro-rata portion (with respect to Foothill's Participants) of the annual fee of the facility, as the same will be restructured pursuant to such Amendment Number Three, that would become owing to Foothill on the closing of such Amendment Number Three; and

               c. Borrower shall cause Canada Sub to use best efforts to deliver to Foothill, within sixty (60) days after the Second Amendment Closing Date, duly executed landlord and mortgagee waivers from the lessors and mortgagees of the locations where the Canada Collateral is located, in each case, in form and substance satisfactory to Foothill.

          5. Effect on Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment, of any right, power, or remedy of Foothill under the Agreement, as in effect prior to the date hereof.

          6.   Further Assurances.  Borrower shall, and shall cause Canada
Sub to, execute and deliver all agreements, documents, and instruments, in form and substance satisfactory to Foothill, and take all actions as Foothill may reasonably request from time to time, to perfect and maintain the perfection and priority of Foothill's security interests in the Collateral and the Canada Collateral and to fully consummate the transactions contemplated under this Amendment and the Agreement, as amended by this Amendment.

          7.   Miscellaneous.

               a. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

               b. Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

               c. Upon the effectiveness of this Amendment, each reference in the Agreement and the other Loan Documents to Schedule C-1, Schedule E-1, Schedule R-1, Schedule 5.13, Schedule 6.15, and Schedule 7.6 of, and Exhibit C-1 and Exhibit C-2 to, the Agreement shall mean and refer to Schedule C-1, Schedule E-1, Schedule R-1, Schedule 5.13, Schedule 6.15, and
Schedule 7.6 hereof, and Exhibit C-1 and Exhibit C-2 hereto, respectively, and each reference in the Agreement and the other Loan Documents to Schedule 5.9 and Schedule P-1 of the Agreement shall mean and refer to such schedules as supplemented by the "Schedule 5.9 Addendum" and the "Schedule P-1 Addendum", respectively, attached hereto.

               d. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

               e. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.


                              FOOTHILL CAPITAL CORPORATION,
                              a California corporation


                              By____________________________

                              Title:________________________

                              ROBERTSON-CECO CORPORATION,
                              a Delaware corporation


                              By____________________________

                              Title:________________________